                                                                    EXHIBIT 23.2

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

         We hereby consent to the references to us under captions "Part I, Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 2000 and into the Company's previously filed Registration Statements on: (i) Form S-3, file number 333-78843 dated May 25, 1999; (ii) Form S-8, file number 333-36977 dated October 1, 1997; and (iii) Form S-8, file number 333-47370 dated October 5, 2000.



NETHERLAND, SEWELL & ASSOCIATES, INC.
Houston, Texas
February 21, 2001